Exhibit 10.3

FOURTH SUPPLEMENTAL INDENTURE

BY AND BETWEEN

SOMPO INTERNATIONAL HOLDINGS LTD.,

AS ISSUER

AND

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

DATED AS OF SEPTEMBER 27, 2017

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 27, 2017, between SOMPO INTERNATIONAL HOLDINGS LTD., an exempted company organized under the laws of Bermuda (the “New Issuer”), and THE BANK OF NEW YORK MELLON (as successor to The Bank of New York), as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, Endurance Specialty Holdings Ltd., a Bermuda exempted company (“Endurance”), has heretofore executed and delivered to the Trustee an indenture dated as of July 15, 2004, between Endurance, as issuer, and the Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of July 15, 2004 (the “First Supplemental Indenture”), as further supplemented by the Third Supplemental Indenture thereto, dated as of March 26, 2010 (the “Third Supplemental Indenture”) (as heretofore amended, supplemented or otherwise modified by the First Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture);

WHEREAS, pursuant to the Stock and Asset Purchase and Sale Agreement, dated as of September 27, 2017, between the New Issuer and Endurance, Endurance will transfer substantially all of its assets and liabilities to the New Issuer;

WHEREAS, Section 9.1 of the Indenture provides that if Endurance sells other than for cash all or substantially all its assets to another Person, (1) either Endurance shall be the continuing Person or the successor Person (if other than Endurance) shall expressly assume by supplemental indenture the obligations and covenants evidenced by the Indenture and the Securities (in which case, Endurance shall be discharged therefrom) and (2) immediately thereafter, Endurance or the successor Person (if other than Endurance) shall not be in default in the performance of any covenant or condition contained therein;

WHEREAS, the New Issuer is the successor Person;

WHEREAS, Section 8.1 of the Indenture provides that without the consent of any Holders, Endurance, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture to evidence the succession of another Person to Endurance, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of Endurance pursuant to Article IX thereof; and

WHEREAS, all acts and requirements necessary to authorize the execution and delivery of this Supplemental Indenture have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer and the Trustee mutually covenant and agree as follows:

ARTICLE I

SUCCESSOR ISSUER

Section 1.1 Agreement to Assume Obligations. The New Issuer hereby agrees to unconditionally assume the obligations and covenants evidenced by the Indenture and the Securities.

Section 1.2 Amendment to Section 11.4 of the Indenture. The first sentence of Section 11.4 of the Indenture is hereby deleted in its entirety and replaced as follows:

“Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer shall be in writing (which may be by facsimile) and may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Sompo International Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: General Counsel.”

Section 1.3 Notices. All notices or other communications to the New Issuer shall be given as provided in Section 11.4 of the Indenture, as amended by this Supplemental Indenture, at the address provided therein for the Issuer.

Section 1.4 Release of Obligations of Endurance. Endurance is hereby automatically released and discharged from all obligations under the Indenture and the Securities, without any further action on the part of Endurance or the Trustee.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument. However, to the extent any provision of the Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

Section 2.2 Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 2.3 Governing Law. This Supplemental Indenture and the rights and obligations of each of the Holders, the New Issuer and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law).

Section 2.4 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.5 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the New Issuer and not of the Trustee.

Section 2.6 Separability. In case any provision of this Supplemental Indenture or of the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Submission to Jurisdiction. ANY JUDICIAL PROCEEDINGS INSTITUTED IN RELATION TO ANY MATTER ARISING UNDER THIS SUPPLEMENTAL INDENTURE, THE SECURITIES APPERTAINING THERETO MAY BE BROUGHT IN ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK TO THE EXTENT THAT SUCH COURT HAS SUBJECT MATTER JURISDICTION OVER THE CONTROVERSY, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, THE NEW ISSUER HEREBY IRREVOCABLY ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, ACKNOWLEDGES THEIR COMPETENCE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED IN SUCH PROCEEDING. THE NEW ISSUER ALSO IRREVOCABLY AND UNCONDITIONALLY WAIVES FOR THE BENEFIT OF THE TRUSTEE AND THE HOLDERS OF THE SECURITIES ANY IMMUNITY FROM JURISDICTION AND ANY IMMUNITY FROM LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN THE

AID OF EXECUTION, EXECUTION OR OTHERWISE) IN RESPECT OF THIS SUPPLEMENTAL INDENTURE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY ANY LAW OR LIMIT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO INSTITUTE PROCEEDINGS AGAINST THE NEW ISSUER IN THE COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SOMPO INTERNATIONAL HOLDINGS LTD.

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Acknowledged by:
ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel and Secretary

[Signature Page to Fourth Supplemental Indenture]